Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2021 Results

-- Total revenue increased 14% sequentially in the fourth quarter of 2021 and 38% from the fourth quarter of 2020 to $364 million

-- Strong fourth quarter profitability with diluted earnings per share from continuing operations of $1.30 and adjusted earnings per share of $1.61

-- Total company originations increased 25% sequentially in the fourth quarter to a record $1.1 billion

-- Continued strong credit performance with consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables of 6.7% in the fourth quarter of 2021, compared to 4.7% in the fourth quarter of 2020

-- Acquired approximately 2.5 million shares during the fourth quarter under the company's share repurchase program

-- At December 31, cash and marketable securities totaled $242 million and available capacity on committed facilities totaled $488 million

CHICAGO, Feb. 3, 2022 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the fourth quarter and year ended December 31, 2021.

"We are encouraged by our strong finish to 2021 and the momentum we are carrying into 2022," said David Fisher, Enova's CEO. "Our fourth quarter performance was driven by the continued effectiveness of our marketing to capture demand across our businesses, especially from new customers. In addition, credit quality remains strong, in both legacy and newer vintages, supported by our machine learning-powered risk management and analytical capabilities. We believe our diversified products and the ability of our talented team to manage through changing market dynamics has us well positioned for continued profitable growth in 2022 and beyond."

Fourth Quarter 2021 Summary

  Total revenue of $364 million in the fourth quarter of 2021 increased 38% from $264 million in the fourth quarter of 2020.
  Net revenue margin of 77% in the fourth quarter of 2021 compared to 92% in the fourth quarter of 2020.
  Net income from continuing operations of $49 million, or $1.30 per diluted share, in the fourth quarter of 2021, compared to $231 million, or $6.47 per diluted share, in the fourth quarter of 2020.
  Fourth quarter 2021 adjusted EBITDA of $101 million, a non-GAAP measure, compared to $149 million in the fourth quarter of 2020.
  Adjusted earnings of $60 million, or $1.61 per diluted share, both non-GAAP measures, in the fourth quarter of 2021, compared to adjusted earnings of $85 million, or $2.39 per diluted share, in the fourth quarter of 2020.

Full Year 2021 Summary

  Total revenue of $1.208 billion in 2021 increased 11% from $1.084 billion in 2020.
  Net revenue margin of 85% in 2021 compared to 63% in 2020.
  Net income from continuing operations of $256 million, or $6.79 per diluted share, in 2021, compared to $378 million, or $11.71 per diluted share, in 2020.
  Full year 2021 adjusted EBITDA of $473 million, a non-GAAP measure, compared to $415 million in 2020.
  Adjusted earnings of $286 million, or $7.57 per diluted share, both non-GAAP measures, in 2021, compared to adjusted earnings of $235 million, or $7.26 per diluted share, in 2020.

"We finished the year with strong financial results as fourth quarter and full-year 2021 total originations, originations from new customers, ending receivables and revenue were all the largest and most diverse in our company's history," said Steve Cunningham, CFO of Enova. "We continue to see strong unit economics from new originations as credit performance across our brands continues to perform inline or better than expectations. Our solid balance sheet and ample liquidity give us the flexibility to continue to deliver on our commitment to long-term shareholder value through both share repurchases and investments in our business to drive meaningful, sustainable and profitable growth."

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its fourth quarter and full year 2021 quarter results at 4 p.m. Central Time / 5 p.m. Eastern Time today, February 3rd. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until February 10, 2022, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 5103540.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, lease termination and cease-use loss (gain), gain on bargain purchase, other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	December 31,
	2021	2020
Assets
Cash and cash equivalents	$165,477	$297,273
Restricted cash	60,406	71,927
Loans and finance receivables at fair value	1,964,690	1,241,506
Income taxes receivable	51,104	—
Other receivables and prepaid expenses	52,274	40,301
Property and equipment, net	78,402	79,417
Operating lease right-of-use asset	23,101	40,123
Goodwill	279,275	267,974
Intangible assets, net	35,444	26,008
Other assets	51,310	43,546
Total assets	$2,761,483	$2,108,075
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$156,102	$124,071
Operating lease liability	40,987	67,956
Income taxes currently payable	—	2,624
Deferred tax liabilities, net	86,943	48,129
Long-term debt	1,384,399	946,461
Total liabilities	1,668,431	1,189,241
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 43,423,572 and 41,936,784 shares issued and 34,144,012 and 35,762,926 outstanding as of December 31, 2021 and 2020, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	225,689	187,981
Retained earnings	1,105,761	849,466
Accumulated other comprehensive loss	(8,540)	(6,898)
Treasury stock, at cost (9,279,560 and 6,173,858 shares as of December 31, 2021 and 2020, respectively)	(229,858)	(113,201)
Total Enova International, Inc. stockholders' equity	1,093,052	917,348
Noncontrolling interest	—	1,486
Total stockholders' equity	1,093,052	918,834
Total liabilities and stockholders' equity	$2,761,483	$2,108,075

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$363,608	$263,852	$1,207,932	$1,083,710
Change in Fair Value	(83,229)	(20,349)	(183,672)	(399,517)
Net Revenue	280,379	243,503	1,024,260	684,193
Expenses
Marketing	107,612	27,605	271,160	69,780
Operations and technology	39,072	30,812	147,700	96,284
General and administrative	40,641	56,657	156,962	140,600
Depreciation and amortization	12,374	8,288	35,375	19,732
Total Expenses	199,699	123,362	611,197	326,396
Income from Operations	80,680	120,141	413,063	357,797
Interest expense, net	(19,016)	(27,304)	(76,509)	(86,691)
Foreign currency transaction gain (loss), net	1	521	(382)	514
Gain on bargain purchase	—	163,999	—	163,999
Equity method investment income	395	628	2,953	628
Other nonoperating expenses	(842)	(827)	(1,970)	(827)
Income before Income Taxes	61,218	257,158	337,155	435,420
Provision for income taxes	12,480	26,379	80,087	57,191
Net income from continuing operations before noncontrolling interest	48,738	230,779	257,068	378,229
Less: Net income attributable to noncontrolling interest	88	85	773	85
Net income from continuing operations	48,650	230,694	256,295	378,144
Net loss from discontinued operations	—	(3)	—	(300)
Net income attributable to Enova International, Inc.	$48,650	$230,691	$256,295	$377,844
Earnings (Loss) Per Share attributable to Enova International, Inc.:
Earnings (loss) per common share – basic:
Continuing operations	$1.36	$6.61	$7.05	$11.86
Discontinued operations	—	—	—	(0.01)
Earnings (loss) per common share – basic	$1.36	$6.61	$7.05	$11.85
Earnings (loss) per common share – diluted:
Continuing operations	$1.30	$6.47	$6.79	$11.71
Discontinued operations	—	—	—	(0.01)
Earnings (loss) per common share – diluted	$1.30	$6.47	$6.79	$11.70
Weighted average common shares outstanding:
Basic	35,750	34,926	36,351	31,897
Diluted	37,330	35,645	37,736	32,302

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) (Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows provided by (used in) operating activities
Cash flows from operating activities - continuing operations	$471,868	$741,171
Cash flows from operating activities - discontinued operations	—	(300)
Cash flows provided by operating activities	471,868	740,871
Cash flows (used in) provided by investing activities
Loans and finance receivables	(923,494)	2,986
Acquisitions, net of cash acquired	(29,153)	109,920
Property and equipment additions	(29,674)	(29,491)
Sale of subsidiary	1,928	—
Other investing activities	25	168
Cash flows from investing activities - continuing operations	(980,368)	83,583
Cash flows from investing activities - discontinued operations	—	—
Total cash flows (used in) provided by investing activities	(980,368)	83,583
Cash flows provided by (used in) financing activities	365,149	(535,974)
Effect of exchange rates on cash	34	(244)
Net (decrease) increase in cash and cash equivalents and restricted cash	(143,317)	288,236
Less: increase in cash and cash equivalents from discontinued operations	—	—
Net (decrease) increase in cash, cash equivalents and restricted cash - continuing operations	(143,317)	288,236
Cash, cash equivalents and restricted cash at beginning of year	369,200	80,964
Cash, cash equivalents and restricted cash at end of period	$225,883	$369,200

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended December 30, 2021 and 2020.

Three Months Ended December 31	2021	2020	Change
Ending combined loan and finance receivable principal balance:
Company owned	$1,878,426	$1,263,134	$615,292
Guaranteed by the Company(a)	11,790	8,845	2,945
Total combined loan and finance receivable principal balance(b)	$1,890,216	$1,271,979	$618,237
Ending combined loan and finance receivable fair value balance:
Company owned	$1,964,690	$1,241,506	$723,184
Guaranteed by the Company(a)	18,813	10,289	8,524
Ending combined loan and finance receivable fair value balance(b)	$1,983,503	$1,251,795	$731,708
Fair value as a % of principal(c)	104.9%	98.4%	6.5%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$1,944,262	$1,310,171	$634,091
Guaranteed by the Company(a)	13,750	10,163	3,587
Ending combined loan and finance receivable balance(b)	$1,958,012	$1,320,334	$637,678
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$1,792,257	$1,153,358	$638,899
Guaranteed by the Company(a)(d)	13,212	8,861	4,351
Average combined loan and finance receivable balance(a)(d)	$1,805,469	$1,162,219	$643,250

Revenue	$358,633	$261,299	$97,334
Change in fair value	(81,911)	(20,349)	(61,562)
Net revenue	276,722	240,950	35,772
Net revenue margin	77.2%	92.2%	(15.0)%
Change in fair value as a % of average loan and finance receivable balance(d)	4.5%	1.8%	2.7%

Delinquencies:
>30 days delinquent	$103,213	$122,666	$(19,453)
>30 days delinquent as a % of loan and finance receivable balance(c)	5.3%	9.3%	(4.0)%

Charge-offs:
Charge-offs (net of recoveries)	$120,259	$55,087	$65,172
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	6.7%	4.7%	2.0%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income from continuing operations	$48,650	$230,694	$256,295	$378,144
Adjustments:
Gain on bargain purchase(a)	—	(163,999)	—	(163,999)
Transaction-related costs(b)	—	13,430	1,424	20,023
Lease termination and cease use costs(c)	7,648	—	7,535	—
Other nonoperating expenses(d)	842	827	1,970	827
Intangible asset amortization	2,014	1,215	6,862	1,777
Stock-based compensation expense	5,107	7,153	21,179	18,041
Foreign currency transaction (gain) loss, net	(1)	(506)	372	(499)
Cumulative tax effect of adjustments	(4,012)	(3,787)	(9,855)	(8,038)
Discrete tax adjustments(e)	—	—	—	(11,604)
Adjusted earnings	$60,248	$85,027	$285,782	$234,672

Diluted earnings per share	$1.30	$6.47	$6.79	$11.71

Adjusted earnings per share	$1.61	$2.39	$7.57	$7.26

Adjusted EBITDA
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income from continuing operations	$48,650	$230,694	$256,295	$378,144
Depreciation and amortization expenses(f)	12,372	8,282	35,362	19,726
Interest expense, net(f)	18,916	27,120	75,929	86,507
Foreign currency transaction (gain) loss, net	(1)	(506)	372	(499)
Provision for income taxes	12,480	26,379	80,087	57,191
Stock-based compensation expense	5,107	7,153	21,179	18,041
Adjustments:
Transaction-related costs(b)	—	13,430	1,424	20,023
Lease termination and cease use loss(c)	3,449	—	3,336	—
Gain on bargain purchase(a)	—	(163,999)	—	(163,999)
Equity method investment income	(395)	(628)	(2,953)	(628)
Other nonoperating expenses(d)	842	827	1,970	827
Adjusted EBITDA	$101,420	$148,752	$473,001	$415,333

Adjusted EBITDA margin calculated as follows:
Total Revenue	$363,608	$263,852	$1,207,932	$1,083,710
Adjusted EBITDA	101,420	148,752	473,001	415,333
Adjusted EBITDA as a percentage of total revenue	27.9%	56.4%	39.2%	38.3%

(a)	In the fourth quarter of 2020, the Company recorded a $164.0 million gain on bargain purchase related to an acquisition.
(b)

In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary. In the fourth and third quarters of 2020, the Company incurred expenses totaling $13.4 million ($12.0 million net of tax) and $6.6 million ($5.0 million net of tax), respectively, related to an acquisition.

(c)

In the fourth and third quarters of 2021, the Company recorded a loss of $7.6 million ($5.7 million net of tax), including a net write-off of leasehold improvements of $4.2 million, and a gain of $0.1 million ($0.1 million net of tax), respectively, upon the exits of leased office spaces.

(d)

In the fourth quarter of 2021, the Company incurred a loss of $0.8 million ($0.6 million net of tax) related to the partial divestiture of a subsidiary.  In the second quarter of 2021, the Company recorded other nonoperating expense of $0.8 million ($0.6 million net of tax) related to an incomplete transaction. In the first quarter of 2021 and fourth quarter of 2020, the Company recorded other nonoperating expense of $0.4 million ($0.3 million net of tax) and $0.8 million ($0.6 million net of tax) related to early extinguishment of debt.

(e)	In the third quarter of 2020, the Company recognized an $11.6 million income tax benefit resulting from the release of its liability for certain previously unrecognized tax benefits.
(f)	Excludes amounts attributable to noncontrolling interests.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com, or Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com